UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2000

AFFORDABLE TELECOMMUNICATIONS TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Texas	76-054846
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

6227 Southwest Freeway, Houston, TX	77074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 713-988-8884

Item 2. Acquisition or Disposition of Assets

The Registrant on May 31, 2000 completed the purchase of certain assets of Beeper Boutique, Inc., a Texas corporation. A copy of the Sale and Purchase Agreement setting forth the terms of the acquisition is attached as an exhibit to this Report.

The assets purchased included: all inventory/equipment of Beeper Boutique stores including principally paging inventory/equipment and messaging inventory/equipment; the leased retail stores operated by Beeper Boutique; the subscriber list and 19,000 the customer base of approximately 19,000 subscribers.

The consideration for the purchase included:
(i) Cash consideration of $25,000 paid to Beeper Boutique on December 31, 1999;
(ii) Additional cash consideration of $35,000 paid on December 13, 1999;
(iii) Two-year promissory notes;
(iv) Assumption of certain liabilities; and
(v) 600,000 restricted shares of Registrant’s common stock.

The consideration in (i) - (iii) above total $560,000. The cash consideration involved in the purchase of the Beeper Boutique assets was derived from the operations of the Registrant and from private investors. The Registrant intends to pay the promissory notes issued in connection with the acquisition from the revenues derived from the consolidated operations.

The liabilities assumed included obligations under the store leases, equipment leases related to billing and customer service, and leased office equipment. In addition, monies payable to Beeper Boutique will be used to satisfy certain other obligations of Beeper Boutique

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Houston, TX   June 14, 2000
Affordable Telecommunications Technology Corporation

/s/ Steven H. Bethke, President/CEO
Name (Title)

SALE AND PURCHASE AGREEMENT

BY AND BETWEEN AFFORDABLE TELECOMMUNICATIONS

TECHNOLOGY CORPORATION AND BEEPER BOUTIQUE, INC.

May __, 2000

This Sale and Purchase Agreement ("Agreement") dated as of the ____day of May, 2000, by and between Affordable Telecommunications Technology Corporation, a Texas Corporation, ("Purchaser"), and Beeper Boutique, Inc., a Texas Corporation, ("Seller").

INTRODUCTION

Seller desires to sell and Purchaser desires to purchase certain assets of Beeper Boutique, Inc. ("Company") on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises of the parties in reliance on the representations, warranties, covenants, and conditions contained in this Agreement and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1

SALE

1.01 Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase or accept from Seller, all of the following assets of the Company:

All furniture, fixtures, computers, software and inventory listed in Exhibit "3"

All repair equipment plus parts listed in Exhibit "3"

Current pager subscribers listed in Exhibit "8"

Assignment and transfer of leases listed in Exhibit "1"

All existing retail agreements, under the same terms and conditions currently in place and currently known to include those entities listed as follows:
Express Messaging	PageNet Houston
PageNet Louisiana	PageNet Dallas
Digicom	Mobilecomm - Louisiana
Mobilecomm - Houston	AT&T
ProNet/Metrocall	Airtouch Houston
Airtouch Dallas	PageMart
Aerial	PrimeCo Personal Communications
Sprint PCS	AmWest, PCS

All intellectual property of Seller, trade names, and trade marks of Beeper Boutique, Inc. All of Seller's rights and interests in and to Seller's rights and claims under all deposits with vendors, etc.; and all rights and claims to refunds and adjustments - except commissions receivable from PrimeCo and Sprint PCS for the period ended April 30, 2000 and rental deposit on 3333 Katy Freeway. All accounts receivable due and owing as of the closing date.

All right, title, and interest in and to all of the following owned by Seller or Company:

All formulae, know-how, pricing policies, patent rights, patent applications, letters, patents, trade secrets, inventions, models, processes, market information, market analyses, marketing plans, operating or management policies, procedures and forms, computer software, computer operating procedures, and all other proprietary rights used or useful or developed for use in the business of the Company.

All right and title, and interest in and to the name Beeper Boutique Inc., or any variant of the name, provided that Seller shall not be required to change its corporate name for a period of at least two (2) years from date of sale and further provided that Seller shall not operate any retail sales business under the name Beeper Boutique Inc.

All papers and records (whether in written or other form) of any kind presently in or in the future coming into the care, custody, or control of Seller or Company relating to any of the assets sold to Purchaser pursuant to this Agreement or the future operation of the Company. Limited to manuals, computer systems and software documentation, blank forms, blank checks for the transferred account, other blank instruments, and plans and designs of products and equipment for the transferred account, and specifically excluding accounting and financial records.

All permits, licenses, franchises, consents, authorities, and other similar acts of any government body (federal, state, local, or foreign) held by Seller that may lawfully be assigned or transferred, subject to any action by such body that may be required in connection with such assignment or transfer.

Purchaser assumes the leases listed in Exhibit "1" and all accounts payable and other obligations that may become payable.

Consideration for Sale

ATTC hereby acknowledges payment of a consulting fee of $ 25,000 to Beeper Boutique on December 2, 1999;

ATTC hereby acknowledges the payment of an extension fee of $ 35,000 to Beeper Boutique on December 13, 1999;

1.02 In consideration of the sale and transfer of the assets of Seller and the representations, warranties, and covenants of Seller set forth in this Agreement, Purchaser shall pay to Seller:

$150,000.00 in cash, plus an amount of cash equal to the balance of the transferred Southwest Bank Account # 328197 as of 5:00 P.M. on the date of closing;

$350,000.00 note payable, including principal and interest, accruing at 12% per annum as follows: $150,000.00 principal plus accrued interest on July 15, 2000 and $200,000.00 principal plus accrued interest on August 5, 2000.

All notes given as part of the purchase price shall be secured by a purchase money security interest in the assets transferred pursuant to this Agreement in the form attached hereto as Exhibit "26".

Closing

1.03 The parties agree to use their best efforts to consummate this transaction ("Closing"). The Closing shall take place at the offices of Timothy C. Power, 20202 Highway 59 North, Suite 170, Humble, Texas 77338 on June 1, 2000.

ARTICLE 2

SELLER'S REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to Purchaser that the following facts and circumstances are and at all times up to the Closing Date will be true and correct:

Organization

2.01 Seller is a Texas Corporation in good standing to do business in the state of Texas.

Ownership of Company

2.02 Seller is a Texas Corporation with full right to sell of dispose of any assets as Seller may choose. No other persons or entities, outside Seller's shareholders, have any claim, right, title, interest, or lien in, to, or on any Seller assets which are subject of this sale agreement, except as set forth in Exhibit "3" hereto attached to this Agreement.

Management of Company

2.03 Exhibit "4" attached to this Agreement contains a true and correct list of all employees of Seller, and their rate of compensation.

Financial Statements

2.04 Exhibit "5" attached to this Agreement, contains the financial statements of Seller. The financial statements consist of balance sheets and statements of income and retained earnings for two years ending December 31, 1998, and unaudited statements for the year ending December 31, 1999 ("Financial Statements"). The Financial Statements present fairly and accurately the financial position, results of operations, and changes in financial position of Seller at the dates and for the periods covered, in each case consistently applied accounting principles. There are no liabilities or obligations of Seller accrued, absolute, contingent, inchoate, or otherwise that arose out of or relate to any matter, act, or omission occurring from March 31, 2000, to the date of this Agreement, other than liabilities or obligations incurred in the normal course of business. Since March 31, 2000, there have not been:

Any material adverse change in financial condition, operations, sales, or net income of Seller;

Any loss, damage, or destruction to properties or assets, tangible or intangible (whether or not covered by insurance);

Any change in policy regarding compensation payable to or to become payable to any of Sellers’ officers, directors, employees, or agents;

Any labor dispute, disturbance, or attempt to organize a union

Any claim, litigation, event, or condition of any character, that materially adversely affects the business or future of Company;

Any issuance, purchase of, or agreement to issue or purchase shares of capital stock or other securities of Company;

Any mortgage, pledge, lien, or encumberance made or agreed to be made on any of Seller's assets or properties, tangible or intangible, which are subject to the sale;

Any sale, transfer, other disposition of, or agreement to sell, transfer, or dispose of Seller's properties or assets, tangible or intangible, except as contemplated in this Agreement and except in the normal course of business and then only for full and fair value received;

Any agreement by Seller to do any of the items described in Subparagraphs (A) through (H) above.

Taxes

2.05 All federal, state, local, and foreign income, ad valorem, excise, sales, use, payroll, unemployment, and other taxes and assessments ("Taxes") that are due and payable by Seller have been properly computed, duly reported, fully paid, and discharged. There are no unpaid Taxes that are or could become a lien on the property or assets of Seller or require payment by Seller, except for current Taxes not yet due and payable. All current Taxes not yet due and payable by Seller have been properly accrued on the balance sheets of Seller.

Inventories

2.06 Substantially all inventories owned by Seller ("Inventories") consist of items of a quality and quantity usable and saleable in the ordinary course of business by Seller. No items included in the Inventories have been pledged as collateral or are held by Seller on consignment from others.

Except as stated in Exhibit 1 and Exhibit 3, no personal property used by Seller in connection with its business is held under any lease, security agreement, conditional sales agreement, conditional sale contract, or other title retention or security agreement or is located any place other than in the possession of the Seller.

Title to Assets and Properties

2.07 Seller has good and marketable title to all of its assets and properties, tangible and in tangible, that are material to this transaction. All of these assets are free and clear of mortgages, liens, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, and restrictions, except for the following:

Those disclosed in Company’s balance sheet as of March 31, 2000, included in the Financial Statements, or in the Exhibits to this Agreement;

The lien of current Taxes not yet due and payable;

Possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of the assets and properties and will not materially impair business operations;

Leases and liens disclosed in Exhibits 1 and 3.

All real property and tangible personal property of Seller are in good operating condition and repair, ordinary wear and tear excepted. Seller is in possession of all premises leased to Seller from others. Except as set forth in the appropriate Exhibit listing such assets, no officer, director, or employee of the Seller, not any spouse, child, or other relative of these persons owns or has any interest, directly or indirectly, in any of the real or personal property owned by or leased by Seller in any copyrights, patents, trademarks, trade names, or trade secrets licensed by Seller. Seller does not, to its knowledge, occupy any real property in violation of any law, regulation, or decree that would materially adversely affect its business or future prospects.

Customers and Sale

2.08 Exhibit 8 attached to this Agreement is a correct and current list of all customers of Seller, as of April 21, 2000. Except as indicated in Exhibit 8, Seller has no information or is aware of any facts indicating that any of these customers intend to cease doing business with Seller or to materially alter the amount of the business that they are presently doing with Seller.

Contracts

2.09 Exhibit 10 attached to this Agreement contains true and correct lists, with copies when available, of all material oral and written contracts or arrangements obligating Seller, including without limitation, union contracts, which in any way affects Seller's ability to transfer the assets being conveyed pursuant to this Agreement. Exhibit 10 also sets forth a list of all persons or entities whose consents are required to be obtained under any contract with respect to the consummation of this transaction by Seller. There are no other consents or approvals required from any third party with respect to this transaction.

Laws and Regulations

2.10 Seller, to its knowledge, is not in violation of any law, regulation, court order, or order of any federal, state, municipal, foreign, or other governmental department, board, agency, or instrumentality, wherever located, that would materially adversely affect its business or future prospects.

Litigation

2.11 Except as disclosed in Exhibit "11" attached to this Agreement, there are no pending, outstanding, or threatened claims; legal, administrative, or other proceedings; or suits, investigations, inquiries, complaints, notices of violation, judgments, injunctions, orders, directives, or restrictions against or involving Seller or any of the assets, properties, or business of Seller or any of Seller's officers, directors, employees, or stockholders that will materially adversely affect Seller, its assets, properties, or business. To the best of Seller's knowledge and belief, after conducting a due diligence investigation, there is no basis for any of these proceedings against any of Seller's assets, properties, persons or entities. Seller has furnished or made available to Purchaser copies of all relevant court papers and other documents relating to the matters set forth in Exhibit 11. Except as set forth in Exhibit 11, Seller is not presently engaged in any legal action to recover moneys due Seller or for damages sustained by Seller. Seller is subject to sales tax audit by State of Texas for the period April 1, 1996 through March 31, 2000.

Fringe Benefit Plans - Employment Contracts

2.12 All employees of Seller are leased through TRENDSETTER STAFFING, INC. and all payments to TRENDSETTER STAFFING, INC. are current.

Receivables

2.13 Exhibit 8 attached to this Agreement contains a true and correct list of all accounts receivable of Seller. All listed accounts receivable of Seller, exclusive of the receivables classified as bad debt reserves on the books of Seller are bona fide receivables, arose in the ordinary course of business by Seller, and require no further performance by Seller. No material objection, claim, or offset has been made regarding the receivables and the receivables are current and collectible in the normal course of business.

Trade Names, Trademarks, Copyrights, and Patents

2.14 Exhibit 16 attached to this Agreement contains a true and correct list of all trademarks, licenses, trademark registrations or applications, service marks, trade names, copyrights, copyright registrations or applications, trade secrets, patents, inventions, industrial models, processes, designs, formulae, and applications for patents (collectively called "Intellectual Properties") owned by Seller. Seller has the right and authority to use all of these Intellectual Properties as necessary to enable Seller to conduct its business in the manner presently conducted. The use of these Intellectual Properties does not conflict with, infringe, or violate any patent, copyright, or other proprietary right of any person, firm, or corporation.

Business Operations

2.15 The business operations of Seller are and have been for the past two (2) years in material compliance with all laws, treaties, rulings, directives, and similar regulations of all government authorities having jurisdiction over such business insofar as failure to comply could materially adversely affect Seller's business and future prospects.

Authority

2.16 Seller has full power and authority to execute, deliver, and/or consummate this Agreement, subject to the conditions to closing set forth in this Agreement.

Full Disclosure

2.17 No written representation, warranty, or covenant made to Purchaser in this Agreement, nor any document, certificate, exhibit, or other information given or delivered to Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading.

Brokers

2.18 Seller has not retained, consented to , or authorized any broker, investment banker, or third party to act on Seller's behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

ARTICLE 3

PURCHASER'S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to Seller that:

Authority

3.01 Purchaser has full power and authority to execute, deliver, and consummate this Agreement subject to the condition to Closing set forth in this Agreement. All corporate acts, reports, and returns required to be filed by Purchaser with any government or regulatory agency with respect to this transaction have been or will be properly filed prior to the Closing Date. No provisions exist in any contract, document, or other instrument to which Purchaser is a party or by which Purchaser is bound that could be violated by consummation of the transactions contemplated by this Agreement.

Broker

3.02 Neither Purchaser, nor any of Purchaser's officers, directors, or employees, has retained, consented to, or authorized any broker, investment banker, or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

ARTICLE 4

CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

The obligation of Purchaser to Close under this Agreement is subject to each of the following conditions (any one of which may, at the option of Purchaser, be waived in writing by the Purchaser) existing on the Closing Date, or such earlier date as the context may require.

Representations and Warranties

4.01 Each of the representations and warranties of Seller in this Agreement, the disclosures contained in the exhibits to this Agreement, and all other written information delivered under this Agreement shall be true in all material respects at and as of the Closing Date as though each representation, warranty, and disclosure were made and delivered at and as of the Closing Date.

Opinion of Counsel

4.02 Seller shall deliver to Purchaser an opinion of Timothy C. Power addressed to Purchaser and dated as of the Closing Date in substantially the form set forth in Exhibit "18" attached to this Agreement.

Compliance with Conditions

4.03 Seller and Purchaser shall comply with and perform all agreements, covenants, and conditions in this Agreement required to be performed and complied with by each of them. All requisite action (corporate and other) in order to consummate this Agreement shall be properly taken by the Seller and Purchaser. Seller and Purchaser shall deliver to each other a compliance certificate verifying and warranting Seller's and Purchaser's compliance.

Suit or Proceeding

4.04 No suit or proceeding, legal or administrative, relating to any of the transactions contemplated by this Agreement has been overtly threatened or commenced that, in the sole discretion of Purchaser and its counsel, or Seller and its counsel, would make it inadvisable for either Purchaser or Seller to Close this transaction.

Consents of Others

4.05 Purchaser shall receive written consents from all persons listed in Exhibit 10 to this Agreement.

Inventories Appraisal

4.06 Purchaser has had the opportunity to retain an appraiser or certified public accountant satisfactory to Purchaser to conduct an appraisal of all inventories of Company prior to closing.

ARTICLE 5

CONDITION TO SELLER'S OBLIGATION TO CLOSE

The obligation of Seller to Close under this Agreement is subject to each of the following condition (any one of which at the option of Seller may be waived in writing by the Seller) existing on the Closing Date.

Corporate Action

5.01 Purchaser shall take appropriate corporate action regarding this transaction which shall be evidenced by resolutions of its board of directors and shareholders and certified by Purchaser's corporate secretary, authorizing Purchaser to enter into and complete this transaction.

Governmental Approvals

5.02 All necessary government approvals regarding this transaction shall be received prior to the Closing Date, in substantially the form applied for and to the reasonable satisfaction of Purchaser and its counsel.

Opinion of Counsel

5.03 Purchaser shall deliver to Seller the opinion of Leibman & Associates P.C. dated as of the Closing Date in substantially the form set forth in Exhibit 23 attached to this Agreement.

ARTICLE 6

PARTIES OBLIGATIONS AT CLOSING

Seller's Obligations at the Closing

6.01 At the Closing, Seller shall execute, if appropriate, and shall deliver to Purchaser:

A bill of sale in a form acceptable to Purchaser sufficient to convey to Purchaser all rights, title, and interest and inventories, fixtures, equipment, and items or personalty being sold to Purchaser under the terms of this Agreement;

One or more instruments of assignment in a form acceptable to Purchaser assigning to Purchaser the exclusive rights to: all contact rights, leases, accounts receivable, copyrights, pending copyright applications, patents, and pending patent applications, in the name Beeper Boutique, Inc. and all trade secrets of Seller being sold to Purchaser under the terms of this Agreement.

All documentation in the possession of Seller necessary to operate and to use all assets being sold to Purchaser in this Agreement.

Purchaser's Obligation at Closing

6.02 At the Closing, Purchaser shall deliver to Seller against delivery of the items specified in Paragraph 7.01 above, a certified or cashier’s check in the amount of $150,000.00 as part of the purchase price, payable to Seller in federal funds currently available in Texas and an instrument of assumption in form acceptable to Seller, sufficient to evidence the assumption of the obligations and liabilities by Purchaser agreed to be assumed by Purchaser in this Agreement, and funds equal to the balance of the account at Southwest Bank of Texas transferred pursuant to this Agreement. Notes and Security Agreement in a form acceptable to Seller as described in 1.02 hereof.

ARTICLE 7

SELLER'S OBLIGATION AFTER THE CLOSING

Preservation of Goodwill

7.01 Following the Closing Date, Seller will restrict its activities so that Purchaser's reasonable expectation with respect to the goodwill, business reputation, employee relations, and prospects connected with the assets and properties purchased under this Agreement will not be materially impaired.

Access to Records

7.02 From and after the Closing Date, Seller shall allow Purchaser and its counsel, accountants, and other representatives access to records that are, after the Closing Date, in the custody and control of Seller. Seller shall give access as Purchaser reasonably requires in order to comply with its obligations under the law or when reasonably necessary for the business operations of the Seller.

Non-Solicitation of Employees

7.03 Prior to the third anniversary of the Closing Date, Seller shall not solicit any employee of Purchaser or any employee of the Seller retained by the Purchaser after the Closing Date to leave employment with the Purchaser.

ARTICLE 8

INDEMNIFICATION

Covenant to Indemnify and Hold Harmless

8.01 Seller covenants and agrees to indemnify, defend, and hold harmless Purchaser from and against any and all claims, suits, losses, judgments, damages, and liabilities including any investigation, legal, and other expenses incurred in connection with and any amount paid in settlement of any claim, action, suit, or proceeding (collectively called "Losses"), other than those Losses disclosed in this Agreement or any Exhibit delivered pursuant to this Agreement, to which Purchaser may become subject, if Losses arise out of or are based upon any facts and circumstances, misrepresentation, breach of warranty, or breach of covenant by Seller to Purchaser in this Agreement. This right to indemnification is in addition to any other right available to Purchaser, including the right to sue Seller for a misrepresentation, breach of warranty, or breach of covenant under this Agreement.

Notification and Defense of Claims or Actions

8.02 When Purchaser proposes to assert the right to be indemnified under this Article 8 with respect to third-party claims, actions, suits, or proceedings, Purchaser shall, within 30 days after the receipt of notice of the commencement of the claim, action, suit, or proceeding, notify Seller in writing, enclosing a copy of all papers served or received. On receipt of the notice, the Seller shall have the right to direct the defense of the matter, but Purchaser shall be entitled to participate in the defense and, to the extent that Purchaser desires, to jointly direct the defense with Seller with counsel mutually satisfactory to Purchaser and Seller, at Seller's expense. Purchaser shall also have the right to employ its own separate counsel in any such action.

Interest

8.03 Any indemnification required of Seller under this Article 8 shall include interest on the amount of the indemnity from the time incurred to the date of payment at six percent (6%) simple interest per annum.

ARTICLE 9

GENERAL PROVISIONS

Survival of Representations, Warranties, and Covenants

9.01 The representations, warranties, covenants, and agreements of the parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing Date.

Notices

9.02 All notices that are required or that may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, return receipt requested, postage pre-paid as follows:

If to Seller: Beeper Boutique, Inc.

2600 Southwest Freeway, Suite 500

Houston, TX 77098

If to Purchaser: Affordable Telecommunications Technology Corporation

6227 Southwest Freeway

Houston, TX 77074

Assignment of the Agreement

9.03 This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement may not be assigned by any other party without the written consent of all parties and any attempt to make an assignment without consent is void.

Governing Law

9.04 This Agreement shall be construed and governed by the laws of the state of Texas.

Amendments: Waiver

9.05 This Agreement may be amended only in writing by the mutual consent of all of the parties,

evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action on in action of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.

Entire Agreement

9.06 This Agreement, together with any documents and exhibits given or delivered pursuant to this Agreement, constitutes the entire agreement between the parties to this Agreement. No party shall be bound by any communications between them on the subject matter of this Agreement unless the communication is (a) in writing, (b) bears a date contemporaneous with or subsequent to the date of this Agreement, and (c) is agreed to by all parties to this Agreement. On execution of this Agreement, all prior agreements or understandings between the parties shall be null and void.

Reliance Upon Representations and Warranties

9.07 The Parties mutually agree that, notwithstanding any right of Purchaser to fully investigate the affairs of Seller and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to the investigation or right to investigate, Purchaser may fully rely upon the representations , warranties, and covenants made to Purchaser in this Agreement and on the accuracy of any document, certificate, or exhibit given or delivered to Purchaser pursuant to this Agreement.

Termination of Agreement

9.08 In the event that this Agreement is not closed by May 1, 2000, then this Agreement shall terminate on and as of that date and Purchaser shall forfeit any interest in amounts previously paid to Seller. Any termination shall not affect in any manner any rights and remedies that any party to this Agreement may have at the time of termination.

Signed on ______, 2000.

BEEPER BOUTIQUE, INC.                          AFFORDABLE TELECOMMUNICATIONS

                                                                       TECHNOLOGY CORPORATION

By: _____________________________ By: _______________________________

ROY MARSH, III, Its President                          STEVEN H. BETHKE, Its President

SELLER                                                               PURCHASER